JULY 2, 2004

SUPPLEMENT TO THE PROSPECTUS OF PDC 2004-2006 DRILLING PROGRAM DATED MAY 25, 2004.

ON JULY 2, 2004, PETROLEUM DEVELOPMENT CORPORATION, THE MANAGING GENERAL PARTNER ANNOUNCED THAT THE OFFERING OF UNITS IN THE SECOND PARTNERSHIP, PDC 2004-B LIMITED PARTNERSHIP, HAS TERMINATED. THE PARTNERSHIP WAS COMPRISED OF A TOTAL OF 899.91176 UNITS OF GENERAL AND LIMITED PARTNERSHIP INTEREST, AGGREGATING $17,998,359 PURCHASED BY 672 INVESTING PARTNERS.

THE MANAGING GENERAL PARTNER HAS COMMENCED THE OFFER AND SALE OF UNITS OF GENERAL PARTNERSHIP INTERESTS AND UNITS OF LIMITED PARTNERSHIP INTEREST IN THE THIRD PARTNERSHIP OF THE SERIES OF LIMITED PARTNERSHIPS BEING OFFERED IN PDC 2004-2006 DRILLING PROGRAM. THE PDC 2004-C LIMITED PARTNERSHIP WILL BE OFFERING QUALIFIED INVESTORS THE OPPORTUNITY TO PURCHASE UP TO $18 MILLION IN UNITS OF GENERAL PARTNERSHIP INTEREST AND UNITS OF LIMITED PARTNERSHIP INTEREST. A MINIMUM OF $1.8 MILLION IN UNITS MUST BE SOLD BY THE OFFERING TERMINATION DATE IN ORDER TO ALLOW THE OFFERINGS OF PDC PDC 2004-C LIMITED PARTNERSHIP TO CLOSE. THE OFFERING OF UNITS IN PDC 2004-C LIMITED PARTNERSHIP WILL CONTINUE TO NOVEMBER 1, 2004 UNLESS TERMINATED SOONER.